EXHIBIT 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
      We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-118260, 333-104083, 333-55820, 333-31636 and 333-52661) of Mettler-Toledo International Inc. of our report dated February 25, 2005 relating to the financial statements and financial statement schedules, which appear in this Form 10-K.
PricewaterhouseCoopers AG

/s/ Julie Fitzgerald Julie Fitzgerald	/s/ Rolf Johner ------------------------------ Rolf Johner
Zurich, Switzerland
February 20, 2006